UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2024

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Scotiabank Funding Facility and Contribution Agreement

On March 1, 2024, Ares Strategic Income Fund (the “Fund”) entered into a Credit Agreement (the “Scotiabank Funding Facility”) with ASIF Funding II, LLC, a wholly owned subsidiary of the Fund, as borrower (the “Borrower”), the Fund, as parent and servicer, the lenders from time to time parties thereto, the Bank of Nova Scotia, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian and document custodian, that (i) provides a facility amount of $750 million, of which $500 million will become available during the six-month period following the closing date and (ii) has a reinvestment period ending September 1, 2026 and a final maturity date of March 1, 2033. In addition, on March 1, 2024, the Fund, as transferor, and the Borrower, as transferee, entered into a Contribution Agreement (the “Contribution Agreement,” and together with the Scotiabank Funding Facility, the “Borrower Agreements”), pursuant to which the Fund will transfer to the Borrower certain originated or acquired loans and related assets (collectively, the “Loans”) from time to time.

The obligations of the Borrower under the Scotiabank Funding Facility are secured by substantially all assets held by the Borrower, including the Loans. The interest rate charged on the Scotiabank Funding Facility is based on Secured Overnight Financing Rate plus an applicable margin of (i) 2.40% during the reinvestment period and (ii) 2.70% following the reinvestment period. In addition, the Borrower is required to pay, among other fees, a commitment fee of 0.50% per annum on any unused portion of the Scotiabank Funding Facility. Under the Scotiabank Funding Facility, the Fund and the Borrower, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Scotiabank Funding Facility includes usual and customary events of default for facilities of this nature.

Proceeds from the Scotiabank Funding Facility must be used to acquire collateral loans during the reinvestment period, fund revolving collateral loans and/or delayed funding loans, pay certain fees and expenses and make permitted distributions.

Borrowings under the Scotiabank Funding Facility are subject to the Borrower Agreements’ various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The descriptions above are only a summary of the material provisions of the Scotiabank Funding Facility and the Contribution Agreement, and are qualified in their entirety by reference to a copy (i) the Scotiabank Funding Facility and (ii) the Contribution Agreement, each of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1*	Credit Agreement, dated as of March 1, 2024, among ASIF Funding II, LLC, as borrower, Ares Strategic Income Fund, as parent and servicer, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as custodian and document custodian.
10.2*	Contribution Agreement, dated as of March 1, 2024, among Ares Strategic Income Fund, as transferor, and ASIF Funding II, LLC, as transferee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: March 6, 2024

	By:	/s/ JOSHUA M. BLOOMSTEIN
	Name:	Joshua M. Bloomstein
	Title:	General Counsel and Secretary